The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-145109

SUBJECT TO COMPLETION DATED JUNE 22, 2009

Prospectus Supplement dated June     , 2009

(to Prospectus dated May 29, 2009)

Chase Issuance Trust

Issuing Entity

Chase Bank USA, National Association

Sponsor, Depositor, Originator, Administrator and Servicer

CHASEseries

$1,000,000,000 Class A(2009-5) Notes

The issuing entity will issue and sell:	Class A(2009-5) Notes
Principal amount	$1,000,000,000 (subject to increase up to $2,000,000,000)
Interest rate	One-month LIBOR plus % per annum
Interest payment dates	15th day of each month, beginning July 15, 2009
Scheduled principal payment date	June 15, 2010
Legal maturity date	June 15, 2012
Expected issuance date	, 2009
Price to public	$ (or %)
Underwriting discount	$ (or %)
Proceeds to the issuing entity	$ (or %)

The Class A(2009-5) notes are a tranche of the Class A notes of the CHASEseries.

For a description of how the interest rate for the Class A(2009-5) notes is determined see “Transaction Summary” and “Glossary” in this prospectus supplement and “Summary—Interest” in the accompanying prospectus.

The assets of the issuing entity include:

•	The collateral certificate, Series 2002-CC, issued by the First USA Credit Card Master Trust;
•	The collateral certificate, Series 2004-CC, issued by the Chase Credit Card Master Trust;
•	Credit card receivables that arise in certain revolving credit card accounts owned by Chase Bank USA, National Association; and
•	The collection account, the excess funding account and any other supplemental accounts, including the interest funding account and the principal funding account.

The assets of the issuing entity may include in the future:

•	One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and
•	Additional credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class A(2009-5) notes is provided in the form of outstanding subordinated notes as described in “Transaction Summary” in this prospectus supplement and in “Summary—Subordination; Credit Enhancement” in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved the Class A(2009-5) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

J.P. Morgan

Barclays Capital

Deutsche Bank Securities

You should consider the discussion under “Risk Factors” beginning on page 11 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Page
Page
Glossary	S-5

Annex I: Other Outstanding Classes and Tranches	A-I-1

Annex II: Outstanding First USA Master Trust Series and Chase Master Trust Series	A-II-1

i

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Class A(2009-5) notes and (b) the accompanying prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to the Class A(2009-5) notes, and financial and other information about the issuing entity’s assets.

This prospectus supplement may be used to offer and sell the Class A(2009-5) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the Class A(2009-5) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2009-5) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

ii

Transaction Summary

Issuing Entity:	Chase Issuance Trust

Sponsor, Depositor, Originator, Administrator and Servicer:	Chase Bank USA, National Association or “Chase USA”

Owner Trustee:	Wilmington Trust Company

Indenture Trustee and Collateral Agent:	Wells Fargo Bank, National Association

Expected Issuance Date:	, 2009

Annual Servicing Fee:	1.5%

Clearance and Settlement:	DTC/Clearstream/Euroclear

Trust Assets:	The First USA Master Trust collateral certificate, the Chase Master Trust collateral certificate, receivables originated in MasterCard® and VISA® accounts, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus Supplement:	Class A(2009-5)

Principal Amount:	$1,000,000,000*

Anticipated Ratings: (Standard & Poor’s/Fitch/Moody’s)	AAA/AAA/Aaa

Enhancement:	subordination of the Class B notes and the Class C notes

Class A Required Subordinated Amount of Class C Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2009-5) notes

Class A Required Subordinated Amount of Class B Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2009-5) notes

Invested Amount of the First USA collateral certificate on Expected Issuance Date:	$4,269,324,000

Invested Amount of the Chase collateral certificate on Expected Issuance Date:	$2,675,181,000

Aggregate Outstanding Dollar Principal Amount of CHASEseries notes on Expected Issuance Date (including the Class A(2009-5) notes):	$78,915,000,000*

Aggregate Outstanding Dollar Principal Amount of Class A notes on Expected Issuance Date (including the Class A(2009-5) notes):	$67,775,000,000*

Aggregate Outstanding Dollar Principal Amount of Class B notes on Expected Issuance Date:	$5,565,000,000**

Aggregate Outstanding Dollar Principal Amount of Class C notes on Expected Issuance Date:	$5,575,000,000**

Interest Rate:	One-month LIBOR plus % per annum

Initial LIBOR Determination Date:	, 2009***

Interest Accrual Method:	actual/360

Interest Payment Dates:	monthly on the 15th (unless the 15th is not a business day, in which case it will be the next business day)

First Interest Payment Date:	July 15, 2009

Scheduled Commencement of Accumulation Period:	August 1, 2009

Scheduled Principal Payment Date:	June 15, 2010

Legal Maturity Date:	June 15, 2012

Price to Public:	$ (or %)

Underwriting Discount:	$ (or %)

Net proceeds from the sale of the Class A(2009-5) notes net of estimated expenses:	$ (or %)

CUSIP/ISIN:	/

*	Subject to increase.
**

If the principal amount of the Class A(2009-5) notes is increased to more than $1.59 billion, additional Class B notes and Class C notes will be issued so that sufficient Class B notes and Class C notes will be outstanding on the issuance date to provide at least the required level of enhancement for the outstanding Class A notes. For further details regarding the enhancement of the Class A notes through the subordination of the Class B notes and Class C notes, see “The Notes—Subordination of Interest and Principal” and “—Required Subordinated Amount” in the accompanying prospectus.

***	For a description of LIBOR and LIBOR Determination Date, see “Glossary” on page S-5.

iii

Use of Proceeds

A portion of the proceeds from the sale of the Class A(2009-5) notes offered by this prospectus supplement will be used to make deposits to the Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $                 and the remaining proceeds, in the amount of $                     before deduction of issuance expenses, will be paid to Chase USA. The estimated expenses are $            . Therefore, the proceeds, net of the deposits to the Class C reserve subaccounts and issuance expenses, will be approximately $                    . Chase USA will use the remaining net proceeds for its general corporate purposes.*

*

If the principal amount of the Class A(2009-5) notes is increased to more than $1.59 billion, (a) additional Class B notes and Class C notes will be issued, (b) proceeds from the sale of the Class C notes, and not from the sale of the Class A(2009-5) notes, will be deposited in the Class C reserve subaccount for the additional Class C notes, and (c) no deposits will be made on the issuance date to any other Class C reserve subaccount. In that case, Chase USA will use the net proceeds from the sale of the Class A(2009-5) notes for its general corporate purposes.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$
Barclays Capital Inc.
Deutsche Bank Securities Inc.

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $                     aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of             % of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of             % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has represented and agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.

The issuing entity will receive proceeds of $                     from the sale of the offered notes. This amount represents             % of the principal amount of those notes. The issuing entity will receive this amount net of the underwriting discount of $                    . The underwriting discount represents             % of the principal amount of those notes. Deposits will be made to Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $                .* Additional issuance expenses are estimated to be $            . The issuing entity will pay these proceeds to Chase USA which will use the proceeds as described in “Use of Proceeds” in this prospectus supplement.

J.P. Morgan Securities Inc. is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank, National Association.

*

See the discussion in the footnote in “Use of Proceeds” on page S-1 for a discussion of the use of proceeds if the principal amount of the Class A(2009-5) notes is increased to more than $1.59 billion.

Recent Developments

Changes in accounting standards will result in the assets and liabilities of each of the issuing entity, the First USA master trust and the Chase master trust being consolidated on the balance sheet of Chase USA or its affiliates

On June 12, 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets which amends Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“FAS 140”) and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R), which amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46(R)”).

Among other things, the new standards (1) eliminate the concept of qualifying special-purpose entity, (2) make key changes to the consolidation model of FIN 46(R) that will change the method of determining which party to a variable interest entity, or VIE, should consolidate the VIE, and (3) require reconsideration of the party that consolidates the VIE on an ongoing basis.

The new standards (a) will be effective at the beginning of each reporting entity’s first fiscal year that begins after November 15, 2009, which, in the case of each of the issuing entity, the First USA master trust and the Chase master trust, will be January 1, 2010, and (b) will result in the assets and liabilities of each of the issuing entity, the First USA master trust and the Chase master trust being consolidated on the balance sheet of Chase USA or its affiliates. Chase USA continues to evaluate the impact of the new standards. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the First USA master trust, the Chase master trust or Chase USA, including on the level of receivables held in the issuing entity, the First USA master trust or the Chase master trust, the servicing of those receivables or the amount of notes issued in the future.

Proposed financial regulatory reforms could have a significant impact on the issuing entity, the First USA master trust, the Chase master trust or Chase USA

On June 17, 2009, the Obama administration announced its proposal to reform the regulatory supervision of financial institutions. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators. The new entities to be created would include a Financial Services Oversight Council to identify emerging systemic risks and improve interagency cooperation, a National Bank Supervisor to conduct supervision of all federally chartered depository institutions and a Consumer Financial Protection Agency that will be authorized to regulate the credit, savings and payment markets. The proposal further envisions enhanced regulation of the financial markets, including securitization markets. With regard to securitization markets, the proposal would require the originator of a securitized loan, or the sponsor of a securitization, to retain 5 percent of the credit risk of securitized exposures.

Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take and how they will be implemented if adopted, or how the issuing entity, the First USA master trust, the Chase master trust or Chase USA will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the First USA master trust, the Chase master trust or Chase USA, including on the level of receivables held in the issuing entity, the First USA master trust or the Chase master trust, the servicing of those receivables or the amount of notes issued in the future.

Glossary

This prospectus supplement uses defined terms such as those found below. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 159 in the accompanying prospectus.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on that date. If this rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of the banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (1)                     , 2009 for the period from and including the issuance date through but excluding July 15, 2009 and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which that interest period commences.

“London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Trust Portfolios” means the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the issuing entity portfolio.

Annex I

Other Outstanding Classes and Tranches

The following classes and tranches of CHASEseries notes are expected to be outstanding on the issuance date. The information provided in this Annex I is an integral part of the prospectus supplement.

CHASEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2002-6)	November 8, 2002	$500,000,000	One Month LIBOR + 0.19%	October 15, 2009	June 15, 2012
Class A(2003-4)	May 22, 2003	$500,000,000	One Month LIBOR + 0.25%	May 15, 2013	January 15, 2016
Class A(2003-8)	September 16, 2003	$525,000,000	One Month LIBOR + 0.25%	September 16, 2013	May 16, 2016
Class A(2004-3)	May 12, 2004	$675,000,000	One Month LIBOR + 0.17%	June 16, 2014	February 15, 2017
Class A(2004-5)	August 4, 2004/ August 9, 2004	$750,000,000	One Month LIBOR + 0.13%	July 15, 2011	March 17, 2014
Class A(2004-6)	August 31, 2004	$550,000,000	3.94%	August 17, 2009	April 16, 2012
Class A(2004-7)	September 21, 2004	$1,200,000,000	One Month LIBOR + 0.12%	September 15, 2011	May 15, 2014
Class A(2004-8)	November 4, 2004	$350,000,000	One Month LIBOR + 0.12%	January 15, 2013	September 15, 2015
Class A(2005-2)	May 4, 2005	$600,000,000	One Month LIBOR + 0.07%	April 16, 2012	December 15, 2014
Class A(2005-4)	May 31, 2005	$800,000,000	4.23%	May 17, 2010	January 15, 2013
Class A(2005-6)	August 2, 2005	$825,000,000	One Month LIBOR + 0.07%	July 16, 2012	July 15, 2014
Class A(2005-7)	August 10, 2005	$750,000,000	4.55%	January 18, 2011	March 15, 2013
Class A(2005-8)	August 25, 2005	$1,000,000,000	One Month LIBOR + 0.04%	August 16, 2010	October 15, 2012
Class A(2005-9)	September 20, 2005	$900,000,000	One Month LIBOR + 0.02%	September 15, 2009	November 15, 2011
Class A(2005-10)	October 17, 2005	$875,000,000	4.65%	October 15, 2010	December 17, 2012
Class A(2005-11)	November 3, 2005	$750,000 000	One Month LIBOR + 0.07%	October 15, 2012	December 15, 2014
Class A(2005-13)	December 20, 2005	$700,000,000	One Month LIBOR + 0.04%	December 15, 2010	February 15, 2013
Class A(2006-1)	February 16, 2006/ February 28, 2006	$3,100,000,000	One Month LIBOR + 0.04%	February 15, 2011	April 15, 2013
Class A(2006-2)	February 22, 2006	$425,000,000	5.16%	February 16, 2016	April 16, 2018
Class A(2006-4)	August 29, 2006	$750,000,000	One Month LIBOR + 0.02%	August 15, 2011	October 15, 2013
Class A(2006-5)	October 2, 2006	$750,000,000	One Month LIBOR + 0.02%	September 15, 2011	November 15, 2013
Class A(2006-6)	October 30, 2006	$200,000,000	One Month LIBOR + 0.03%	October 15, 2015	December 15, 2017
Class A(2006-7)	December 18, 2006	$1,150,000,000	One Month LIBOR + 0.01%	December 15, 2010	February 15, 2013
Class A(2006-8)	December 18, 2006	$500,000,000	One Month LIBOR + 0.06%	December 16, 2013	February 16, 2016
Class A(2007-1)	January 25, 2007	$2,000,000,000	One Month LIBOR + 0.02%	January 18, 2011	March 15, 2013
Class A(2007-2)	February 21, 2007	$400,000,000	One Month LIBOR + 0.05%	February 15, 2017	April 15, 2019
Class A(2007-3)	February 15, 2007	$450,000,000	5.23%	February 15, 2017	April 15, 2019
Class A(2007-4)	February 22, 2007	$2,000,000,000	One Month LIBOR + 0.00%	February 16, 2010	April 16, 2012
Class A(2007-5)	April 11, 2007/ April 26, 2007/ May 22, 2007	$470,000,000	One Month LIBOR + 0.04%	March 15, 2017	March 15, 2019
Class A(2007-6)	April 26, 2007	$2,000,000,000	One Month LIBOR + 0.00%	April 15, 2010	April 16, 2012
Class A(2007-7)	May 9, 2007	$215,000,000	One Month LIBOR + 0.02%	June 16, 2014	June 15, 2017
Class A(2007-8)	May 30, 2007	$200,000,000	One Month LIBOR + 0.02%	March 16, 2015	March 15, 2017
Class A(2007-9)	June 15, 2007	$1,000,000,000	One Month LIBOR + 0.03%	June 15, 2012	June 16, 2014
Class A(2007-10)	June 29, 2007	$1,050,000,000	One Month LIBOR + 0.04%	June 15, 2012	June 16, 2014
Class A(2007-11)	July 19, 2007	$750,000,000	One Month LIBOR + 0.00%	July 15, 2010	July 16, 2012
Class A(2007-12)	August 1, 2007	$405,000,000	One Month LIBOR + 0.05%	August 15, 2017	August 15, 2019
Class A(2007-13)	July 26, 2007	$750,000,000	One Month LIBOR + 0.04%	July 16, 2012	July 15, 2014
Class A(2007-14)	September 27, 2007/ October 15, 2007	$2,025,000,000	One Month LIBOR + 0.25%	September 15, 2009	September 15, 2011
Class A(2007-15)	October 3, 2007	$1,900,000,000	4.96%	September 15, 2010	September 17, 2012
Class A(2007-16)	October 9, 2007/ October 31, 2007	$625,000,000	Three Month LIBOR + 0.30%	June 15, 2012	June 16, 2014
Class A(2007-17)	October 15, 2007	$2,000,000,000	5.12%	October 15, 2012	October 15, 2014
Class A(2007-18)	October 31, 2007	$2,000,000,000	One Month LIBOR + 0.26%	January 15, 2013	January 15, 2015
Class A(2008-1)	January 28, 2008	$2,800,000,000	One Month LIBOR + 0.45%	January 15, 2010	January 17, 2012
Class A(2008-2)	February 20, 2008	$1,035,000,000	One Month LIBOR + 0.90%	February 17, 2015	February 15, 2017

A-I-1

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2008-3)	March 17, 2008/ April 1, 2008	$910,000,000	One Month LIBOR + 1.10%	March 17, 2014	March 15, 2016
Class A(2008-4)	April 2, 2008	$830,000,000	4.65%	March 15, 2013	March 16, 2015
Class A(2008-6)	May 15, 2008	$750,000,000	One Month LIBOR + 1.20%	May 15, 2013	May 15, 2015
Class A(2008-7)	May 16, 2008	$1,500,000,000	One Month LIBOR + 0.65%	November 16, 2009	November 15, 2011
Class A(2008-8)	May 16, 2008	$800,000,000	One Month LIBOR + 1.20%	May 15, 2015	May 15, 2017
Class A(2008-9)	May 30, 2008	$1,500,000,000	4.26%	May 16, 2011	May 15, 2013
Class A(2008-10)	June 13, 2008	$1,250,000,000	One Month LIBOR + 0.75%	August 15, 2013	August 17, 2015
Class A(2008-11)	July 30, 2008	$400,000,000	5.40%	July 15, 2013	July 15, 2015
Class A(2008-12)	August 15, 2008	$570,000,000	One Month LIBOR + 1.30%	August 15, 2013	August 17, 2015
Class A(2008-13)	September 16, 2008	$565,000,000	Three Month LIBOR + 1.50%	September 16, 2013	September 15, 2015
Class A(2008-14)	September 30, 2008	$250,000,000	One Month LIBOR + 1.60%	October 15, 2013	October 15, 2015
Class A(2008-15)	September 29, 2008	$3,600,000,000	One Month LIBOR + 1.43%	January 15, 2010	January 16, 2012
Class A(2009-1)	January 23, 2009	$3,500,000,000	One Month LIBOR + 2.33%	February 16, 2010	February 15, 2012
Class A(2009-2)	May 12, 2009	$5,000,000,000	One Month LIBOR + 1.55%	April 16, 2012	April 15, 2014
Class A(2009-3)	May 21, 2009	$1,000,000,000	2.40%	June 15, 2011	June 17, 2013
Class A(2009-4)	June 16, 2009	$1,150,000,000	One Month LIBOR + 0.75%	June 15, 2010	June 15, 2012

Class B*	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2004-1)	August 4, 2004	$250,000,000	One Month LIBOR + 0.32%	July 15, 2009	March 15, 2012
Class B(2004-2)	August 17, 2004	$300,000,000	4.37%	August 17, 2009	April 16, 2012
Class B(2005-3)	September 14, 2005	$750,000,000	One Month LIBOR + 0.20%	March 15, 2013	May 15, 2015
Class B(2005-4)	October 28, 2005	$325,000,000	One Month LIBOR + 0.22%	January 17, 2012	March 17, 2014
Class B(2005-5)	October 28, 2005	$325,000,000	One Month LIBOR + 0.22%	January 15, 2014	March 15, 2016
Class B(2006-1)	February 28, 2006	$400,000,000	One Month LIBOR + 0.15%	February 15, 2011	April 15, 2013
Class B(2006-2)	August 29, 2006	$350,000,000	One Month LIBOR + 0.10%	August 16, 2010	October 15, 2012
Class B(2007-1)	February 21, 2007	$515,000,000	One Month LIBOR + 0.25%	February 15, 2017	April 15, 2019
Class B(2008-1)	June 16, 2008	$250,000,000	One Month LIBOR + 1.77%	October 15, 2009	October 17, 2011
Class B(2008-2)	August 27, 2008	$700,000,000	One Month LIBOR + 2.73%	September 15, 2009	September 15, 2011
Class B(2009-1)	May 12, 2009	$1,400,000,000	0%	July 15, 2009	July 15, 2011

Class C*	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2003-3)	June 18, 2003	$400,000,000	4.77%	June 17, 2013	February 16, 2016
Class C(2004-2)	June 30, 2004	$165,000,000	One Month LIBOR + 0.80%	June 16, 2014	February 15, 2017
Class C(2004-3)	November 9, 2004	$200,000,000	One Month LIBOR + 0.47%	October 15, 2009	June 15, 2012
Class C(2005-1)	March 17, 2005	$425,000,000	One Month LIBOR + 0.37%	March 15, 2010	November 15, 2012
Class C(2005-2)	May 19, 2005	$150,000,000	One Month LIBOR + 0.44%	May 15, 2012	January 15, 2015
Class C(2005-3)	October 6, 2005	$120,000,000	One Month LIBOR + 0.34%	September 15, 2010	November 15, 2012
Class C(2005-4)	November 16, 2005	$300,000,000	One Month LIBOR + 0.33%	November 15, 2010	January 15, 2013
Class C(2006-1)	January 26, 2006	$250,000,000	One Month LIBOR + 0.40%	January 15, 2013	March 16, 2015
Class C(2006-2)	February 16, 2006	$350,000,000	One Month LIBOR + 0.30%	February 15, 2011	April 15, 2013
Class C(2006-4)	November 28, 2006	$335,000,000	One Month LIBOR + 0.29%	November 15, 2011	January 15, 2014
Class C(2007-1)	February 21, 2007	$405,000,000	One Month LIBOR + 0.46%	February 15, 2017	April 15, 2019
Class C(2008-2)	May 19, 2008	$250,000,000	One Month LIBOR + 3.58%	August 17, 2009	August 15, 2011
Class C(2008-3)	June 16, 2008	$250,000,000	One Month LIBOR + 2.95%	September 15, 2009	September 15, 2011
Class C(2009-1)	March 13, 2009	$425,000,000	One Month LIBOR + 13.83%	April 15, 2010	April 16, 2012
Class C(2009-2)	May 12, 2009	$1,550,000,000	0%	July 15, 2009	July 15, 2011

*

If the principal amount of the Class A(2009-5) notes is increased to more than $1.59 billion, additional Class B notes and Class C notes will be issued so that sufficient Class B notes and Class C notes will be outstanding on the issuance date to provide at least the required level of enhancement for the outstanding Class A notes. For further details regarding the enhancement of the Class A notes through the subordination of the Class B notes and Class C notes, see “The Notes—Subordination of Interest and Principal” and “—Required Subordinated Amount” in the accompanying prospectus.

A-I-2

Annex II

Outstanding First USA Master Trust Series and Chase Master Trust Series

The following First USA Master Trust and Chase Master Trust series and classes are expected to be outstanding on the issuance date. The information provided in this Annex II is an integral part of the prospectus supplement.

Outstanding First USA Master Trust Series:

Series/Class	Issuance Date	Current Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 2002-CC	May 1, 2002	$4,269,324,000

A-II-1

Outstanding Chase Master Trust Series:

Series/Class	Issuance Date	Current Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 2003-4
•2003-4 Certificate	September 19, 2003	$725,000,000			January 15, 2016
•Class A Notes	—	$609,000,000	One Month LIBOR + 0.24%	September 16, 2013	—
•Class B Notes	—	$50,750,000	One Month LIBOR + 0.65%	October 15, 2013	—
•Class C Notes	—	$65,250,000	One Month LIBOR + 1.25%	October 15, 2013	—
2. Series 2004-CC	October 20, 2004	$2,675,181,000
3. Series 2008-1
•Class A	May 14, 2008	$1,100,599,168	Commercial Paper Index	September 15, 2009	June 15, 2011
•Class B	—	$102,273,000	Floating Rate	October 15, 2009	—
•Class C	—	$102,273,000	Floating Rate	October 15, 2009	—

A-II-2

CHASE ISSUANCE TRUST

Issuing Entity

CHASEseries

$1,000,000,000

Class A(2009-5) Notes

CHASE BANK USA, NATIONAL ASSOCIATION

Sponsor, Depositor, Originator, Administrator and Servicer

PROSPECTUS SUPPLEMENT

Underwriters

J.P. Morgan

Barclays Capital

Deutsche Bank Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until             , 2009.